UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/25/2013

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-12907

Delaware (State or other jurisdiction of incorporation)	13-3873847 (IRS Employer Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

On March 28, 2013, Knoll, Inc. (the “Company”) filed a proxy statement (the “Proxy Statement”) for its 2013 annual meeting of stockholders (the “Annual Meeting”), which is to be held on May 7, 2013, at 9:00 a.m. Eastern Time, at our offices located at 1330 Avenue of the Americas, 2nd Floor, New York, New York 10019.  The Proxy Statement included a proposal to approve the Knoll, Inc. 2013 Stock Incentive Plan (the “Plan”).

On or about April 17, 2013, Institutional Shareholder Services Inc. (“ISS”) published a proxy analysis and vote recommendation for the Annual Meeting.  The proposal to approve the Plan (Proposal Number 2) received an unfavorable recommendation from ISS because the shareholder value transfer for the Plan, as determined by ISS using its proprietary model, was 1% greater than ISS’s company-specific allowable cap.

On April 25, 2013, in response to the ISS recommendation, the Board of Directors of the Company approved an amendment and restatement of the Plan, reducing the proposed number of shares reserved for issuance under the Plan from 2,500,000 to 2,000,000 shares.

The foregoing is a summary description of certain terms of the Plan and is qualified in its entirety by reference to the full text of the amended and restated Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1  Amended and Restated Knoll, Inc. 2013 Stock Incentive Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: April 26, 2013

	By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

EX-10.1	Amended and Restated Knoll, Inc. 2013 Stock Incentive Plan.